UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 30, 2014, Domtar Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors approved a 2-for-1 stock split of the outstanding shares of the Company’s common stock to be effected through a stock dividend. Shareholders on the record date of June 10, 2014 will be entitled to receive one additional share for every share they own on that date. The new shares of common stock will be distributed on or about June 17, 2014. In addition, the Company announced an increase in the quarterly dividend on its common stock, on a post-split basis, from $0.275 per share to $0.375 per share, the equivalent on a pre-split basis of an increase of $0.20 per share per quarter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

Exhibit 99.1	Press release of Domtar Corporation, dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Title:	Razvan L. Theodoru Vice-President, Corporate Law and Secretary

Date:	April 30, 2014

Exhibit Index

Exhibit No.	Exhibit

Exhibit 99.1	Press release of Domtar Corporation, dated April 30, 2014.

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